EXHIBIT 10.2


                         1995 DIRECTOR STOCK OPTION PLAN
                                       OF
                      AMERICAN MEDICAL SECURITY GROUP, INC.


              (Reflects all amendments through November 16, 1998*)















                         THIS DOCUMENT CONSTITUTES PART
                       OF A PROSPECTUS COVERING SECURITIES
                            THAT HAVE BEEN REGISTERED
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED.












*As authorized September 25, 1998

                         1995 DIRECTOR STOCK OPTION PLAN
                                       OF
                      AMERICAN MEDICAL SECURITY GROUP, INC.


1.       PURPOSE OF THE PLAN

     The purpose of the Plan is to attract and retain superior Directors, to provide a stronger incentive for such Directors to put forth maximum effort for the continued success and growth of the Company and its affiliates and, in combination with these goals, to encourage stock ownership in the Company by Directors.

2.       DEFINITIONS

     Unless the context otherwise requires, the following terms shall have the meanings set forth below:

          (a) "Administrator" shall mean the Board of Directors or any executive officer or officers of the Company designated by the Board of Directors which may include the Company's Director of Human Resources.

          (b) "Board of Directors" or "Board" shall mean the entire board of directors of the Company, consisting of both Employee and non-Employee members.

          (c) "Cause" shall mean: (I) willful and gross misconduct on the part of a Participant that is materially and demonstrably detrimental to the Company; or (ii) the commission by a Participant of one or more acts which constitute an indictable crime under United States Federal, state, or local law.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (e) "Company" shall mean American Medical Security Group, Inc., a Wisconsin corporation.

          (f) "Director" shall mean an individual who is a non-Employee member of the Board of Directors.

          (g) "Disability" shall mean a physical or mental incapacity which results in a Director no longer serving as a member of the Board of Directors.

          (h) "Effective Date" shall mean February 22, 1995, or such other date as the Board of Directors may establish as the Effective Date.

          (i) "Employee" shall mean an individual who is a full-time employee of the Company or a Subsidiary.

          (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (k) "Fair Market Value" for a Share shall mean the Market Price for a Share on the business day immediately preceding the relevant date.

          (l) "Market Price" shall mean the closing price for Shares on the relevant date as reported on the New York Stock Exchange, or (if there were no sales on such date) the average of closing prices on the nearest day before and the nearest day after the relevant date.

          (m) "Option" shall mean an option which does not comply with the provisions of Section 422 of the Code and which is granted under the Plan to purchase Shares.

          (n) "Option Agreement" shall mean the agreement between the Company and a Director whereby an Option is granted to a Director.

          (o) "Participant" shall mean a Director of the Company who has outstanding an Option granted under the Plan.

          (p) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

          (q) "Plan" shall mean the 1995 Director Stock Option Plan of the Company.

          (r) "Retirement" shall mean: (i) a Director's determination after serving a full three-year term not to stand for reelection to the Board of Directors at the next annual meeting of the Board, (ii) the inability of the Director to stand for reelection to the Board due to age guidelines adopted by the Board, or (iii) a Director's resigning from the Board after reaching seventy (70) years of age.

          (s) "Share" shall mean a share of the no par value common stock of the Company.

          (t) "Subsidiary" shall mean a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

          (u) "Triggering Event" shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

               (i) Any Person (other than those Persons in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

               (ii) During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved) (the "Incumbent Board"), cease for any reason to constitute a majority thereof; PROVIDED, HOWEVER, that any person becoming a Director after the Effective Date and whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Rule 14a-11 under the Exchange Act shall be excluded from being considered a member of the Incumbent Board; or

               (iii) The stockholders of the Company approve: (A) a plan of complete liquidation of the Company; or (B) an agreement for the sale or disposition of all or substantially all of the Company's assets; or
          (C) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

               However, in no event shall a "Triggering Event" be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Triggering Event transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of an equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Triggering Event by a majority of the continuing Directors).

               Following the occurrence of an event which is not a Triggering Event whereby there is a successor holding company to the Company, or, if there is no such successor, whereby the Company is not the surviving corporation in a merger or consolidation, the surviving corporation or successor holding company (as the case may be), for purposes of this definition, shall thereafter be referred to as the Company.

     Words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

3.       ADMINISTRATION

     The Plan shall be administered by the Administrator. The terms and conditions under which Options may be granted are set forth in Paragraph 6. The Administrator shall have the authority to interpret the provisions of the Plan, to establish such rules and procedures as may be necessary or advisable to administer the Plan and to make all determinations necessary or advisable for the administration of the Plan; PROVIDED, HOWEVER, that no such interpretation or determination shall change or affect the eligibility of Directors to receive Options, the number of Shares covered by or the timing of any Option grant under the Plan or the terms and conditions thereof. The interpretation and construction by the Administrator of any Plan provision or of any Option Agreement shall be final and binding upon all persons.

4.       SHARES RESERVED UNDER THE PLAN

     The aggregate number of Shares which may be issued or sold under the Plan and which are subject to outstanding Options at any time shall not exceed seventy-five thousand (75,000) Shares, which may be treasury Shares or authorized but unissued Shares, or a combination of the two, subject to adjustment as provided in Paragraph 10 hereof. Any Shares subject to an Option which expires or terminates for any reason (whether by voluntary surrender, lapse of time or otherwise) and is unexercised as to such Shares may again be the subject of an Option under the Plan subject to the limits set forth above. A Director shall be entitled to the rights and privileges of ownership with respect to the Shares subject to the Option only after actual purchase and issuance of such Shares pursuant to exercise of all or part of an Option.

5.       PARTICIPATION

     Only Directors shall be eligible to receive Options under the Plan.

6.       OPTIONS:  TERMS AND CONDITIONS

          (a) OPTION AGREEMENT. Each Option granted under the Plan shall be evidenced by a written Option Agreement which shall specify the number of Shares that may be acquired through its exercise, and which shall comply with and be subject to the following terms and conditions:

               (i) INITIAL OPTION GRANTS. Upon the Effective Date of the Plan each Director shall be granted an Option to purchase three thousand (3,000) Shares, subject to adjustment as provided in Paragraph 10 hereof. The effective date of these initial grants shall be the Effective Date of the Plan.

               (ii) GRANTS TO SUBSEQUENT DIRECTORS. To the extent Shares are available for grant under the Plan, each Director who is first elected as a Director subsequent to the Effective Date (a "Subsequent Director") shall be granted, as of the date on which such Subsequent Director is qualified and first begins to serve as a Director, an Option to purchase 5,000 Shares, subject to adjustment pursuant to Paragraph 10, or to purchase such lesser number of Shares as remain available for grant under the Plan. In the event that the number of Shares available for grant under the Plan is insufficient to make all grants hereby specified on the relevant date, then all Directors who are entitled to a grant on such date shall share ratably in the number of Shares then available for grant under the Plan. The purchase price per Share deliverable upon exercise of such Option shall equal the Fair Market Value of a Share on the date the grant of this Option is effective.

               If sufficient Shares are not available under the Plan to fulfill the grant of Options to any Subsequent Director first elected after the Effective Date, and thereafter additional Shares become available, such Subsequent Director receiving an Option for fewer than 5,000 Shares shall then receive an Option to purchase an amount of Shares, determined by dividing the number of Shares available pro-rata among each Subsequent Director receiving an Option for fewer than 5,000 Shares, then available under the Plan, not to exceed 5,000 Shares, subject to adjustment as to any one Subsequent Director. The date of grant shall be the date such additional Shares become available. The purchase price per Share deliverable upon exercise of an Option shall equal the Fair Market Value of a Share on the date the Option is granted.

               If a Subsequent Director receives an Option to purchase fewer than 5,000 Shares, subject to adjustment pursuant to Paragraph 10 hereof, and additional Shares subsequently become available under the Plan, an Option to purchase such Shares shall first be allocated as of the date of availability to any Subsequent Director who has not previously been granted an Option. Such Options shall be granted to purchase a number of Shares no greater than the number of Shares covered by Options granted to other Subsequent Directors first elected subsequent to the Effective Date, but who have received Options to purchase fewer than 5,000 Shares (subject to adjustment pursuant to Paragraph 10). Thereafter, Options for any remaining Shares shall be granted pro-rata among all Subsequent Directors granted Options to purchase fewer than 5,000 Shares. No Director first elected after the Effective Date shall receive an Option to purchase more than 5,000 Shares (subject to adjustment under Paragraph 10).

               Notwithstanding anything to the contrary contained in this Paragraph 6(a)(ii), no person who was a participant at any time prior to July 24, 1998 shall be entitled to receive an Option to purchase Shares in excess of 3,000 Shares per such Participant as a result of the July 24, 1998 amendment of this Paragraph increasing the number of Shares subject to each Option from 3,000 to 5,000 Shares; provided, however, that any such person who continues as a participant following completion of the distribution to shareholders of the Company of shares of stock of the Company's wholly owned subsidiary Newco/UWS, Inc. and who has not already received Options to purchase a total of 5,000 Shares shall be granted an Option to purchase a number of Shares equal to 5,000 MINUS the total number of Shares currently subject to issued and outstanding Options with respect to such Participant.

          (b) OPTION EXERCISE PRICE. The per share exercise price of the Shares purchasable under each Option shall be equal to one hundred percent (100%) of the Fair Market Value per Share on the date of grant of such Option.

          (c) VESTING OF OPTIONS. An Option for Shares can not be exercised until it is vested. Subject to acceleration as provided below, Options shall vest annually at the rate of thirty-three and one third percent (33-1/3%) of the aggregate number of Shares granted annually beginning on the first anniversary of the date of grant and on each subsequent anniversary of the date of grant thereafter.

          If a Director's tenure ends during the applicable three-year period, however, the Director's rights in the Option shall be as follows:

               (i) DEATH, DISABILITY. Upon the death or Disability of a Director, each Option of such Director shall become immediately exercisable as to one hundred percent (100%) of the Shares covered thereby as of the Director's last day of service as a Director with the Company;

               (ii) RETIREMENT. In the event of a Director's Retirement from the Board, such Director's Option shall become exercisable as to one hundred percent (100%) of the Shares covered thereby as of the earlier of: (I) the date of the Company's annual shareholders' meeting at which he or she would otherwise, but for said Retirement, be a nominee for election to the Board, or (ii) the date on which the Director attains seventy (70) years of age;

               (iii) TRIGGERING EVENT. Upon the occurrence of a Triggering Event, each Option outstanding under the Plan shall become immediately exercisable as to one hundred percent (100%) of the Shares covered thereby; or

               (iv) ANY OTHER REASON. If a Director's tenure ends for any reason other than death, Disability, Retirement or as the result of a Triggering Event, the unvested portion of such Director's Option shall lapse immediately.

          Once any portion of an Option becomes exercisable, it shall remain exercisable for the shortest period of (1) twelve years from the date of grant; or (2) two (2) years following the date on which the Director ceases to serve in such capacity for any reason other than removal for Cause. If a Director is removed for Cause, all outstanding Options held by the Participant shall immediately be forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

          (d) PAYMENT OF EXERCISE PRICE. The purchase or exercise price shall be payable in whole or in part in cash or Shares; and such price shall be paid in full at the time that an Option is exercised. If a Director elects to pay all or a part of the purchase or exercise price in Shares, such Director shall make such payment by delivering to the Company a number of Shares already owned by the Director equal in value to the purchase or exercise price. All Shares so delivered shall be valued at their Market Price on the business day immediately preceding the day on which such Shares are delivered.

7.       TRANSFERABILITY

     An Option granted to a Director under this Plan shall not be transferable or subject to execution, attachment or similar process, and during the lifetime of the Director shall be exercisable only by the Director. A Director shall have the right to transfer the Option upon such Director's death, either by the terms of such Director's will or under the laws of descent and distribution, and all such distributees shall be subject to all terms and conditions of this Plan to the same extent as would the Director, except as otherwise expressly provided herein.

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when any necessary spousal consent is obtained and filed by the Participant in writing with the Secretary of the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

8.       EXERCISE

     An Option shall be exercisable by a Director's giving written notice of exercise to the Secretary of the Company specifying the number of Shares to be purchased and such other documentation as the Administrator shall reasonably require accompanied by payment in full of the required exercise price. The Company shall have the right to delay the issue or delivery of any Shares under the Plan until: (a) the completion of such registration or qualification of such Shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (b) receipt from the Director of such documents and information as the Company may deem necessary or appropriate in connection with such registration or qualification. In no event may any Option become exercisable prior to six (6) months following the date of its grant.

     The Administrator also may allow cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or exercise by any other means which the Administrator determines to be consistent with the Plan's purpose and applicable law.

9.       SECURITIES LAWS

     Each Option Agreement shall contain such representations, warranties and other terms and conditions as shall be necessary in the opinion of counsel to the Company to comply with all applicable federal and state securities laws. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act. Any provision of the Plan or of any Option Agreement inconsistent with the terms of such Rule shall be inoperative and shall not affect the validity of the Plan, such Option Agreement or any provision thereof.

10.      ADJUSTMENT PROVISIONS

     In the event of any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares of any class shall be issued in respect of the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, or into securities of another person, cash or other property (not including a regular cash dividend), the total number of Shares authorized to be offered in accordance with Paragraph 4, the number of Shares subject to each outstanding Option, the exercise price applicable to each such Option, and/or the consideration to be received upon exercise of each such Option shall be appropriately adjusted.

11.      TAXES

     The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes required by law to be withheld with respect to any taxable event arising or as a result of this Plan, and the Company may defer making delivery of Shares obtained pursuant to the exercise of an Option until arrangements satisfactory to it have been made with respect to any such withholding obligations. If a withholding obligation should arise, a Director exercising an Option may, at his or her election, provided applicable laws and regulations are complied with, satisfy his or her obligation for payment of withholding taxes either by having the Company retain a number of Shares having an aggregate Market Price on the date the Shares are withheld equal to the amount of the withholding tax or by delivering to the Company Shares already owned by the Director having an aggregate Market Price on the business day immediately preceding the day on which such Shares are delivered equal to the amount of the withholding tax. In addition, the Director's tax obligation may be satisfied through a cashless exercise, if the Administrator so allows.

12.      EFFECTIVE DATE OF THE PLAN

     Upon approval by the Board of Directors of the Company, subject to ratification by an affirmative vote of a majority of Shares at an annual shareholders' meeting of the Company, the Plan shall become effective as of February 22, 1995, or such later date as the Board may determine, and shall remain in effect as provided herein. Options may be granted prior to shareholder ratification of the Plan; provided, however, that in the event shareholder approval of the Plan is not obtained, all outstanding Options shall become null and void.

13.      TERMINATION AND AMENDMENT

     With the approval of the Board of Directors, the Administrator may terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, including, but not limited to, such modifications or amendments as it shall deem advisable in order to conform to any law or regulation applicable thereto; provided, HOWEVER, that the Administrator may not amend the Plan more frequently than once every six months (except as to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended) and may not, unless otherwise permitted under federal law, without further approval of the holders of a majority of the Shares voted at any meeting of shareholders at which a quorum is present and voting, adopt any amendment to the Plan for which shareholder approval is required under tax, securities or any other applicable law, including, but not limited to, any amendment to the Plan which would cause the Plan to no longer comply with Rule 16b-3 of the Exchange Act or any successor rule or other regulatory requirements. Subject to the right of the Administrator to terminate the Plan at any time, the Plan shall remain in effect until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Option award be granted under the Plan on or after February 22, 2005. No termination, modification or amendment of the Plan may, without the consent of a Director, adversely affect the rights of such Director under an outstanding Option then held by the Director.

14.      TENURE

     The grant of an Option pursuant to the Plan is no guarantee that a Director will be renominated, reelected or reappointed as a Director, and nothing in the Plan shall be construed as conferring upon a Director the right to continue to be associated with the Company as a Director or otherwise.

15.      SUCCESSORS

     All obligations of the Company under the Plan, with respect to Option grants hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

16.      APPLICABLE LAW

     The Plan will be administered in accordance with the laws of the State of Wisconsin.